Exhibit 99.1
The Home Depot Announces First Quarter Results;
Updates Fiscal Year 2014 Guidance

ATLANTA, May 20, 2014 -- The Home Depot®, the world's largest home improvement retailer, today reported first quarter of fiscal 2014 net earnings of $1.4 billion, or $1.00 per diluted share, compared with net earnings of $1.2 billion, or $0.83 per diluted share, in the same period of fiscal 2013. For the first quarter of fiscal 2014, diluted earnings per share increased 20.5 percent from the same period in the prior year.

First quarter of fiscal 2014 results reflect a benefit to earnings, net of tax, of $61 million, or $0.04 per diluted share, related to the sale of a portion of the company’s equity ownership in HD Supply Holdings, Inc.

Total sales for the first quarter of fiscal 2014 were $19.7 billion, a 2.9 percent increase from the first quarter of fiscal 2013. Comparable store sales for the first quarter of fiscal 2014 were positive 2.6 percent, and comp sales for the U.S. stores were positive 3.3 percent.

“The first quarter was impacted by a slow start to the spring selling season. But we had solid results in non-weather impacted markets and expect our sales for the year to grow in line with the guidance we previously provided,” said Frank Blake, chairman and CEO. “I would like to thank our associates for their hard work and dedication.”

Updated Fiscal 2014 Guidance

The Company reaffirmed that it expects fiscal 2014 sales will be up approximately 4.8 percent from fiscal 2013. The Company raised its fiscal 2014 diluted earnings-per-share guidance and now expects diluted earnings per share to be up approximately 17.6 percent to $4.42 for the year. This earnings-per-share guidance includes the $0.04 per diluted share benefit related to the sale of HD Supply common stock, the benefit of the Company’s year-to-date share repurchases and the Company’s intent to repurchase $3.75 billion in additional shares over the remainder of the year.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at earnings.homedepot.com.

At the end of the first quarter, the Company operated a total of 2,263 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs more than 300,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services; net sales growth; comparable store sales; effects of competition; state of the economy; state of the residential construction, housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; inventory and in-stock positions; implementation of store, interconnected retail and supply chain initiatives; management of relationships with our suppliers and vendors; continuation of share repurchase programs; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the effect of accounting charges; the effect of adopting certain accounting standards; store openings and closures; guidance for fiscal 2014 and beyond; and financial outlook. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties - many of which are beyond our control or are currently unknown to us - as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended February 2, 2014 and in our subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Stephen Holmes
Vice President of Investor Relations	Director of Corporate Communications
770-384-2666	770-384-5075
diane_dayhoff@homedepot.com	stephen_holmes@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MAY 4, 2014 AND MAY 5, 2013
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended
	May 4, 2014	May 5, 2013	% Increase (Decrease)
NET SALES	$19,687	$19,124	2.9%
Cost of Sales	12,802	12,445	2.9
GROSS PROFIT	6,885	6,679	3.1
Operating Expenses:
Selling, General and Administrative	4,194	4,183	0.3
Depreciation and Amortization	414	402	3.0
Total Operating Expenses	4,608	4,585	0.5
OPERATING INCOME	2,277	2,094	8.7
Interest and Other (Income) Expense:
Interest and Investment Income	(100)	(3)	N/M
Interest Expense	191	164	16.5
Interest and Other, net	91	161	(43.5)
EARNINGS BEFORE PROVISION FOR INCOME TAXES	2,186	1,933	13.1
Provision for Income Taxes	807	707	14.1

NET EARNINGS	$1,379	$1,226	12.5%

Weighted Average Common Shares	1,367	1,468	(6.9)%
BASIC EARNINGS PER SHARE	$1.01	$0.84	20.2

Diluted Weighted Average Common Shares	1,376	1,478	(6.9)%
DILUTED EARNINGS PER SHARE	$1.00	$0.83	20.5

	Three Months Ended
SELECTED HIGHLIGHTS	May 4, 2014	May 5, 2013	% Increase (Decrease)
Number of Customer Transactions	344.5	337.1	2.2%
Average Ticket (actual)	$57.59	$57.24	0.6
Sales per Square Foot (actual)	$334.01	$328.17	1.8
N/M – Not Meaningful

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF MAY 4, 2014, MAY 5, 2013 AND FEBRUARY 2, 2014
(Unaudited)
(Amounts in Millions)

	May 4, 2014	May 5, 2013	February 2, 2014
ASSETS
Cash and Cash Equivalents	$2,511	$4,337	$1,929
Receivables, net	1,831	1,658	1,398
Merchandise Inventories	12,343	11,825	11,057
Other Current Assets	830	800	895
Total Current Assets	17,515	18,620	15,279
Property and Equipment, net	23,238	23,906	23,348
Goodwill	1,293	1,187	1,289
Other Assets	583	482	602
TOTAL ASSETS	$42,629	$44,195	$40,518

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable	$7,739	$7,384	$5,797
Accrued Salaries and Related Expenses	1,233	1,264	1,428
Current Installments of Long-Term Debt	34	1,332	33
Other Current Liabilities	4,259	4,038	3,491
Total Current Liabilities	13,265	14,018	10,749
Long-Term Debt, excluding current installments	14,707	11,460	14,691
Other Long-Term Liabilities	2,511	2,324	2,556
Total Liabilities	30,483	27,802	27,996
Total Stockholders' Equity	12,146	16,393	12,522
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$42,629	$44,195	$40,518

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MAY 4, 2014 AND MAY 5, 2013
(Unaudited)
(Amounts in Millions)

	Three Months Ended
	May 4, 2014	May 5, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$1,379	$1,226
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	447	435
Stock-Based Compensation Expense	67	65
Changes in Working Capital and Other	675	971
Net Cash Provided by Operating Activities	2,568	2,697
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(287)	(278)
Payments for Businesses Acquired, net	—	(13)
Proceeds from Sales of Property and Equipment	7	15
Net Cash Used in Investing Activities	(280)	(276)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Long-Term Borrowings, net of discount	—	1,994
Repayments of Long-Term Debt	(12)	(8)
Repurchases of Common Stock	(1,250)	(2,196)
Proceeds from Sales of Common Stock	69	64
Cash Dividends Paid to Stockholders	(646)	(577)
Other Financing Activities	133	134
Net Cash Used in Financing Activities	(1,706)	(589)
Change in Cash and Cash Equivalents	582	1,832
Effect of Exchange Rate Changes on Cash and Cash Equivalents	—	11
Cash and Cash Equivalents at Beginning of Period	1,929	2,494
Cash and Cash Equivalents at End of Period	$2,511	$4,337